EXHIBIT 99.2

INDEX TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
OF PARTHUS TECHNOLOGIES PLC

Condensed consolidated balance sheets at December 31, 2001 (audited) and September 30, 2002 (unaudited)

Unaudited condensed consolidated statements of operations for the nine months ended September 30, 2001 and 2002

Unaudited condensed consolidated statement of shareholders’ equity and comprehensive income for the nine months ended September 30, 2002

Unaudited condensed consolidated statements of cash flows for the nine months ended September 30, 2001 and 2002

Notes to unaudited condensed consolidated financial statements

PARTHUS TECHNOLOGIES PLC

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2001 (audited)	September 30, 2002 (unaudited)
	(in thousands)
ASSETS
Current assets
Cash and cash equivalents	$121,503	$108,271
Short term investments—available for sale	1,800	—
Accounts receivable	3,541	6,022
Prepayments and other current assets	3,365	3,851
Inventory	797	341

Total current assets	131,006	118,485
Property, plant and equipment, net	7,691	6,264
Investments	—	4,500
Goodwill, net	62,691	63,579
Intangible assets, net	4,432	3,412

Total assets	$205,820	$196,240

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$5,672	$4,619
Accrued liabilities	11,178	15,843
Deferred revenue	4,759	2,456
Taxes payable	2,124	1,684

Total current liabilities	23,733	24,602
Shareholders’ equity
Ordinary shares, par value €0.000317 per share; 8,000,000,000 shares authorized at December 31, 2001 and September 30, 2002; 581,180,431 and 593,303,271 shares issued and outstanding at December 31, 2001 and September 30, 2002	205	208
Additional paid in capital	239,138	241,327
Deferred stock compensation	(5,052)	(3,477)
Accumulated other comprehensive income	(3,065)	(3,036)
Retained earnings	(49,139)	(63,384)

Total shareholders’ equity	182,087	171,638

Total liabilities and shareholders’ equity	$205,820	$196,240

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

PARTHUS TECHNOLOGIES PLC

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Nine months ended September 30,
	2001	2002
	(in thousands except share and per share data )
Revenue
IP license	$21,261	$27,391
IP creation	5,558	1,859
Hard IP	3,586	1,785

Total revenue	30,405	31,035

Cost of revenue
IP license	3,550	4,176
IP creation	3,907	1,304
Hard IP	1,946	961

Total cost of revenue	9,403	6,441

Gross margin	21,002	24,594
Research and development	21,913	18,841
Sales and marketing	8,254	6,442
General and administrative	5,573	4,515
Amortization of goodwill & intangible assets	5,385	1,020
In process research & development charge	10,895	—
Loss on disposal of facility	—	213
ParthusCeva merger costs	—	5,645
Restructuring charge	—	3,788

Total operating expenses	52,020	40,464
Loss from operations	(31,018)	(15,870)
Interest income	5,053	1,828
Foreign exchange loss	(198)	(203)
Minority interest	(100)	—

Loss before provision for income taxes	(26,263)	(14,245)
Provision for income taxes	(300)	(—)

Net loss available to ordinary shareholders	$(26,563)	$(14,245)

Net loss per ordinary share
Basic and diluted	$(0.048)	$(0.024)

Weighted average number of ordinary shares outstanding
Basic and diluted	551,903,475	586,102,070

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

PARTHUS TECHNOLOGIES PLC

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF
SHAREHOLDERS’ EQUITY AND COMPREHENSIVE INCOME

	Number of Ordinary Shares	Amount	Additional Paid-in Capital	Deferred Stock Compensation	Accumulated Other Comprehensive Income	Retained Earnings	Total Share- holders’ Equity
	(in thousands, except share data)
Balance at December 31, 2001	581,180,431	$205	$239,138	$(5,052)	$(3,065)	$(49,139)	$182,087
Comprehensive income:
Net loss	—	—	—	—	—	(14,245)	(14,245)
Currency translation adjustment	—	—	—	—	29	—	29
Total comprehensive income							(14,216)
Exercise of share options	8,847,271	2	994	—	—	—	996
Issue of ordinary shares	3,275,569	1	1,215	—	—	—	1,216
Share issuance costs	—	—	(20)	—	—	—	(20)
Stock compensation expense	—	—	—	1,575	—	—	1,575

Balance at September 30, 2002	593,303,271	$208	$241,327	$(3,477)	$(3,036)	$(63,384)	$171,638

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

PARTHUS TECHNOLOGIES PLC

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine months ended September 30,
	2001	2002
	(in thousands)
Cash flows from operating activities
Net loss	$(26,563)	$(14,245)
Adjustments to reconcile net loss to net cash used in operating activities
Loss on disposal of facility	—	213
Gain on disposal of assets	(3)	—
Depreciation	1,976	2,307
Amortization of goodwill and intangible assets	5,385	1,020
In-process research and development charge	10,895	—
Undistributed earnings of minority interest	100	—
Unrealized foreign exchange (gains) losses	(884)	315
Non-cash stock compensation expense	1,282	1,575
Changes in assets and liabilities
Increase in accounts receivable	(1,260)	(2,017)
Decrease/(increase) in prepayments and other current assets	1,657	(822)
Decrease in inventory	232	464
(Decrease)/increase in accrued liabilities	(844)	5,106
Increase (decrease) in deferred revenue	1,422	(2,349)
Increase (decrease) in taxes payable	857	(459)
Increase (decrease) in accounts payable	1,453	(836)

Net cash used in operating activities	(4,295)	(9,728)
Cash flows from investing activities
Purchase of fixed assets	(4,785)	(1,436)
Sale of fixed assets	3	—
Disposal of facility	—	(445)
Purchase of business and intangible assets	(25,108)	—
Cash acquired with subsidiary undertaking	1,061	—
Sale of short term investments	—	1,800
Other investments	—	(4,500)

Net cash used in investing activities	(28,829)	(4,581)
Cash flows from financing activities
Proceeds from issuance of share capital	1,678	949
Share issuance costs	(762)	(20)

Net cash provided by financing activities	916	929
Effect of exchange rate movements on cash	(589)	148

Net decrease in cash and cash equivalents	(32,797)	(13,232)
Cash and cash equivalents at beginning of period	159,865	121,503

Cash and cash equivalents at end of period	$127,068	$108,271

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

PARTHUS TECHNOLOGIES PLC

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.    Basis of preparation

These condensed consolidated financial statements, which have been prepared in accordance with United States generally accepted accounting principles, have not been audited. These interim consolidated financial statements reflect all normal and recurring adjustments which are, in the opinion of management, necessary to present this data fairly. The nine-month periods ended September 30, 2001 and 2002 are regarded as distinct financial periods for accounting purposes with the exception of tax where the periods are allocated as appropriate proportions of the expected amounts of the total annual charge. The results for those periods are not necessarily indicative of the expected results for the full financial year. The preparation of the condensed consolidated financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and judgments that affect reported amounts and disclosures in these unaudited condensed consolidated financial statements. Actual results could differ from those estimates. These unaudited financial statements should be read in conjunction with the audited financial statements included elsewhere within this prospectus. There have been no significant changes in the Company’s accounting policies from those outlined in the audited financial statements for the year ended December 31, 2001.

Certain information and footnote disclosure normally included in financial statements prepared in accordance with United States generally accepted accounting principles have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The condensed consolidated financial statements should be read in conjunction with the accounting policies and notes to the consolidated financial statements of Parthus filed as Exhibit 99.1 to the amended Report on Form 8-K of ParthusCeva, Inc. dated November 1, 2002.

2.    Net loss per ordinary share

Basic net loss per ordinary share has been computed by dividing net loss available to ordinary shareholders by the weighted average numbers of ordinary shares outstanding during the period. Diluted net loss per ordinary share is computed by adjusting the weighted average number of ordinary shares outstanding during the period for all potentially dilutive shares outstanding and adjusting net loss for any changes in loss that would result from the conversion of such potential ordinary shares.

There is no difference, for the periods presented, in net loss used for basic and diluted net loss per ordinary share. The reconciliation of the number of shares used in the computation of basic and net loss per share is as follows:

	Nine months ended September 30,
	2001	2002
Weighted average number of ordinary shares outstanding for basic net loss per ordinary share	551,903,475	586,102,070
Effect of dilutive share options outstanding	—	—

Weighted average number of ordinary shares for diluted net loss per ordinary share	551,903,475	586,102,070

PARTHUS TECHNOLOGIES PLC

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

3.    Business segment information

Management is of the opinion that the Company operates in a single industry segment. The analysis of the Company’s operations by geographical area is as follows:

	Nine months ended September 30,
Revenue by destination	2001	2002
	(in thousands)
United States	$14,248	$15,399
Europe, Middle East and Africa	12,832	12,940
Asia	3,325	2,696

Total	$30,405	$31,035

4.    New accounting pronouncements

In July 2001 the Financial Accounting Standards Board (“FASB”) introduced two new statements: SFAS No. 141, “Business Combinations” and Statement No. 142, “Goodwill and Other Intangible Assets”. Those statements change the accounting for business combinations and goodwill in two significant ways. First, SFAS No. 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. The adoption of the purchase method of accounting had no impact on the Company for the periods presented. Second, SFAS No. 142 changes the accounting for goodwill from an amortization method to an impairment-only approach. The Company adopted SFAS No. 142 effective January 1, 2002 and, accordingly, goodwill amortization ceased on that date.

The Company completed its transitional assessment of goodwill impairment in the second quarter of fiscal 2002 as required under SFAS No. 142 and the assessment indicates that there is no charge for impairment.

The following table reconciles the reported net loss for the nine months ended September 30, 2001 to the respective pro forma balance adjusted to exclude goodwill amortization, which is no longer recorded under SFAS No. 142:

Nine months ended September 30, 2001
Reported net loss:	$(26,563)
Add back goodwill amortization	4,315

Adjusted net income	$(22,248)

Basic and diluted net loss per ordinary share:
Reported	$(0.048)
Add back goodwill amortization	$0.008

Adjusted net loss per ordinary share	$(0.040)

SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” (“SFAS No. 144”) addresses financial accounting and reporting for the impairment or disposal of long-lived assets. The provisions

PARTHUS TECHNOLOGIES PLC

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

of this statement are effective for financial statements issued for fiscal years beginning after December 15, 2001. The adoption of this standard did not have any impact on the Company’s consolidated financial statements.

5.    Investments

On March 14, 2002 the Company entered into an agreement with UbiNetics to subscribe for 3,966,000 ordinary shares of UbiNetics, representing a minority investment in the shares of that company, for cash consideration of $4.5 million. The investment has been accounted for under the cost method.

On the same date the Company completed an asset purchase agreement with UbiNetics, pursuant to which the Company disposed of certain assets and liabilities to UbiNetics. The loss recorded on the disposal amounted to $213,000.

6.    Foreign currencies

On January 1, 2002, following a review of the economic facts and circumstances in which Parthus operates, the Company and certain subsidiaries adopted the US dollar as the functional currency. The impact of this change was not material to the reported results of operations.

7.    Shareholders’ equity

Following the announcement of the Company’s intention to enter into a combination agreement with ParthusCeva, Inc., the Company agreed to issue an aggregate of 2,114,109 Parthus ordinary shares effective May 28, 2002 to the former shareholders of Chicory Systems, Inc., in full satisfaction of the Company’s obligations with respect to a contingent issuance of a further 21.9 million ordinary shares in connection with the Company’s acquisition of Chicory. The 2,114,109 share issuance was accounted for as additional purchase consideration and recorded as additional goodwill of $887,926.

During the nine months ended September 30, 2002, the Company issued a total of 116,146 ADSs (equivalent to 1,161,460 ordinary shares) to employees under the Company’s Employee Share Purchase Plan for consideration of $327,000.

8.    Combination with ParthusCeva, Inc.

On November 1, 2002, DSP Group, Inc. (“DSPG”), the Company and ParthusCeva, Inc. (f/k/a Ceva, Inc.) (“ParthusCeva”) completed the combination of the Company with ParthusCeva, formerly a wholly owned subsidiary of DSPG (the “Combination”). Immediately prior to the closing of the Combination, DSPG distributed 100% of the then outstanding equity of ParthusCeva to DSPG stockholders as of October 31, 2002 (the “Record Date”) as part of a tax free spin-off (the “Spin-off”) of ParthusCeva from DSPG.

In the Combination, each issued and outstanding Parthus ordinary share, par value €0.000317 per share, (a “Parthus Ordinary Share”) was cancelled and Parthus shareholders received 0.015141 (the “Exchange Ratio”) validly issued and fully paid shares of common stock, par value $0.001 per share, of ParthusCeva (the “Common Stock”) per Parthus Ordinary Share. Correspondingly, holders of Parthus American Depositary Shares (“ADSs”) (each of which represented 10 Parthus Ordinary Shares) received 0.151410 shares of Common Stock per ADS. In connection with the Combination, ParthusCeva also assumed each outstanding option to purchase Parthus Ordinary Shares that had been granted under Parthus’ existing share option plans. Each such assumed option became an option to purchase that number of shares of Common Stock as is equal to the number of Parthus Ordinary Shares subject to such option immediately prior to the Combination multiplied by the Exchange Ratio and rounded down to the nearest whole number, at an exercise price per share equal to the exercise price per Parthus Ordinary Share at which such option was exercisable immediately prior to the Combination divided by the Exchange Ratio and rounded up to the nearest whole cent.

Immediately following the Combination, the former holders of Parthus Ordinary Shares and ADSs owned approximately 49.9% of the outstanding shares of Common Stock and the stockholders of DSPG owned approximately 50.1% of the outstanding shares of Common Stock.

In addition, immediately prior to the closing of the Combination, an aggregate of US$60 million was distributed to the former Parthus shareholders as a court approved capital repayment (“Capital Repayment”), equal to US$1.008940 per ADS and US$0.100894 per Parthus Ordinary Share.